Exhibit 99.1

CONTACT:

Investors/Media:	Media:
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors:

Jonathan Neely

(610) 459-6645

ENDO PHARMACEUTICALS SUCCESSFULLY COMPLETES

ACQUISITION OF QUALITEST PHARMACEUTICALS FOR $1.2 BILLION

•

Endo increases 2010 guidance for revenue to approximately $1.7 billion and increases adjusted diluted EPS to a range of $3.35 to $3.40. Decreases 2010 Reported or GAAP diluted EPS to a range of $1.66 to $1.74.

•	Endo reaffirms 2011 guidance for revenue of $2.2 billion to $2.3 billion, adjusted diluted EPS of $4.15 to $4.25. Revises 2011 Reported or GAAP diluted EPS to a range of $2.42 to $2.52.

CHADDS FORD, Pa., Dec 1, 2010 – Endo Pharmaceuticals (Nasdaq: ENDP) announced today the completion of its acquisition of Qualitest Pharmaceuticals. Endo announced Sept. 28 that it entered into a definitive agreement to acquire Qualitest Pharmaceuticals, a leading, privately held generics company in the U.S., for approximately $1.2 billion in cash.

“This acquisition marks another milestone in the transformation of Endo and accelerates our stated strategy of building a diversified healthcare company, better able to respond to the changing economics that drive the U.S. healthcare environment,” said Dave Holveck, president and CEO of Endo. “We believe this transaction provides Endo with an enhanced competitive position and critical mass in the generics market, further diversifying our business lines and product offerings and enhancing our portfolio of pain management products. When combined with our growing Branded Pharmaceuticals and Devices and Services businesses, we believe this transaction not only significantly boosts our revenue and earnings growth but also makes us a more comprehensive healthcare solutions provider.”

Financial Guidance

Endo now estimates 2010 revenues to be approximately $1.7 billion versus previous revenue guidance of $1.63 billion to $1.68 billion. The Company is also increasing 2010 adjusted diluted earnings per share guidance to a range of $3.35 to 3.40 and reducing reported (GAAP) diluted earnings per share guidance to a range of $1.66 to $1.74. The changes in 2010 financial guidance reflect the earlier than expected close of the Qualitest transaction.

Endo reiterates its 2011 revenue guidance of between $2.2 billion and $2.3 billion and its adjusted diluted earnings per share guidance of between $4.15 and $4.25. The Company is increasing Reported (GAAP) diluted earnings per share guidance to a range of $2.42 to $2.52. Detailed reconciliations of projected adjusted diluted earnings per share to reported diluted earnings per share are provided below, and are subject to certain assumptions as set forth below, which could have a significant impact on the actual reported diluted earnings per share in the future. The company’s guidance for reported (GAAP) diluted earnings per share does not include any estimates for potential future changes in the fair value of contingent consideration or for potential new business development transactions. For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries HealthTronics, Inc. and Qualitest Pharmaceuticals, please visit www.endo.com.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per

Share Guidance for 2010

	Year Ending December 31, 2010
Projected GAAP diluted income per common share	$1.66	To	$1.74
Upfront and milestone-related payments to partners	$0.25		$0.20
Amortization of commercial intangible assets	$0.70		$0.70
Costs incurred in connection with continued efforts to enhance the cost structure of the Company	$0.14		$0.14
Indevus related costs and change in fair value of contingent consideration	$0.02		$0.02
Impairment of indefinite-lived intangibles	$0.11		$0.11
Costs related to the acquisition of HealthTronics, Inc.	$0.19		$0.19
Costs related to the acquisition of Penwest Pharmaceuticals Co.	$0.13		$0.13
Costs related to the acquisition of Qualitest Pharmaceuticals	$0.50		$0.50
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.14		$0.14
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus, HealthTronics and Penwest acquisitions	$(0.49)		$(0.47)
Diluted adjusted income per common share guidance	$3.35	To	$3.40

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per

Share Guidance for 2011

	Year Ending December 31, 2011
Projected GAAP diluted income per common share	$2.42	To	$2.52
Upfront and milestone-related payments to partners	$0.28		$0.28
Amortization of commercial intangible assets	$1.35		$1.35
Costs related to the acquisition of HealthTronics, Inc.	$0.03		$0.03
Costs related to the acquisition of Penwest Pharmaceuticals Co.	$0.02		$0.02
Costs related to the acquisition of Qualitest Pharmaceuticals	$0.16		$0.16
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.16		$0.16
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus, HealthTronics, Penwest and Qualitest acquisitions	$(0.27)		$(0.27)
Diluted adjusted income per common share guidance	$4.15	To	$4.25

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, the business combination between Endo and Qualitest, Endo’s and Qualitest’s financial position, results of operations, market position, product development and business strategy, as well as estimates of Endo’s future total revenues, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the risk that the operations of Endo and Qualitest will not be integrated successfully; Endo’s ability to successfully develop, commercialize and market new products; timing and results of pre-clinical or clinical trials on new products; Endo’s and Qualitest’s ability to obtain regulatory approval of any of their respective pipeline products; competition for the business of Endo’s and Qualitest’s branded and generic products, and in connection with its acquisition of rights to intellectual property assets; market acceptance of our future products; government regulation of the pharmaceutical industry; Endo’s dependence on a small number of products; Endo’s dependence on outside manufacturers for the manufacture of a majority of its products; Endo’s dependence on third parties to supply raw materials and to provide services for certain core aspects of its business; new regulatory action or lawsuits relating to Endo’s or Qualitest’s use of narcotics in many of its core products; Endo’s and Qualitest’s exposure to product liability claims, market withdrawals and product recalls and the possibility that Endo may not be able to adequately insure itself; the successful efforts of manufacturers of branded pharmaceuticals to use litigation and legislative and regulatory efforts to limit the use of generics and certain other products; Endo’s ability to successfully implement its acquisition and in-licensing strategy; regulatory or other limits on the availability of controlled substances that constitute the active ingredients of some of its products and products in development; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by third parties or the government, and the performance of indemnitors with respect to claims for which we have been indemnified; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total revenues; a determination by a regulatory agency that Endo is engaging or has engaged in inappropriate sales or marketing activities, including promoting the “off-label” use of its products, the risk that demand for and acceptance of our products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those detailed from time to time in Endo’s periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in our periodic and current reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

###